UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Settlement of Altnet Litigation Matter. On September 10, 2004, Loudeye was served in a patent infringement lawsuit brought by Altnet, Inc., and others against Loudeye, its Overpeer, Inc. subsidiary, Marc Morgenstern, Overpeer's managing director, the Recording Industry Association of America and others. The complaint, filed in federal district court in Los Angeles, California, involves two patents that plaintiffs alleged cover file identifiers for use in accessing, identifying and/or sharing files over peer-to-peer networks. The complaint alleged that the anti-piracy services previously offered by Loudeye’s Overpeer subsidiary infringed the patents in question.

On May 9, 2006, Altnet and its affiliated companies Brilliant Digital Entertainment, Inc. and Kinentech, Inc., entered into a settlement agreement with Overpeer and Loudeye pursuant to which the suit against Overpeer and Loudeye will be dismissed with prejudice. The settlement was effective as of May 3, 2006. As consideration for the settlement, Loudeye assigned to Brilliant rights to the Overpeer source code and granted Brilliant and its affiliates a non-exclusive, royalty-bearing (under certain circumstances) license under U.S. Patent No. 6,732,180. The settlement terms involve no cash payments by Loudeye or Overpeer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

May 10, 2006	By:	Eric S. Carnell

Name: Eric S. Carnell
Title: Vice President, General Counsel & Secretary